          AMENDMENT TO ADMINISTRATIVE AND CORPORATE SERVICES AGREEMENT


         Amendment dated as of May 1, 2002 to the Administrative and Corporate Services Agreement dated as of on May 1, 2000, between Penn Series Funds, Inc. ("Penn Series") and The Penn Mutual Life Insurance Company ("Penn on Mutual").

                                   WITNESSETH:

         WHEREAS, Penn Series and Penn Mutual entered into an Administrative and Corporate Services Agreement on (the "Agreement") dated as of May 1, 2000;

         WHEREAS, Schedule A to the Agreement lists certain portfolios of Penn Series (called "Additional on Funds"), with respect to which Penn Mutual provides administrative and corporate services pursuant to the terms on and conditions of the Agreement;

         WHEREAS, in accordance with Section 8 of the Agreement, Schedule B to Agreement sets forth expense on limitations for the Additional Funds; and

         WHEREAS, Penn Series and Penn Mutual wish to amend and restate Schedules A and B of the Agreement for on the purpose of adding additional portfolios of Penn Series to the Agreement and setting forth expense limitations for such portfolios.

         NOW THEREFORE, Penn Series and Penn Mutual hereby amend and restate Schedules A and B to the Agreement on as set forth in Schedules A and B attached to this Amendment.


         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their officers designated on below as of the day and year first written above.



PENN SERIES FUNDS, INC.                   THE PENN MUTUAL LIFE INSURANCE COMPANY

By:                                       By:
         ---------------------------               ---------------------------
Name:    Peter M. Sherman                 Name:    Ann M. Strootman
Title:   President                        Title:   Vice President & Controller
Date:                                     Date:
         ---------------------------               ---------------------------

                                   SCHEDULE A
                                       to
                 ADMINISTRATIVE AND CORPORATE SERVICES AGREEMENT
                                     between
                             PENN SERIES FUNDS, INC.
                                       and
                     THE PENN MUTUAL LIFE INSURANCE COMPANY

                                      Funds

                           Limited Maturity Bond Fund

                                Core Equity Fund

                                 Index 500 Fund

                               Mid Cap Growth Fund

                               Mid Cap Value Fund

                              Large Cap Growth Fund

                              Strategic Value Fund

                                    REIT Fund

                                   SCHEDULE B
                                       to
                 ADMINISTRATIVE AND CORPORATE SERVICES AGREEMENT
                                     between
                             PENN SERIES FUNDS, INC.
                                       and
                     THE PENN MUTUAL LIFE INSURANCE COMPANY


                               Expense Limitations

                             Fund                 Expense Limitation
                             ----                 ------------------

                  Limited Maturity Bond Fund             .90%

                  Core Equity Fund                      1.00%

                  Index 500 Fund                         .40%

                  Mid Cap Growth Fund                   1.00%

                  Mid Cap Value Fund                    1.00%

                  Large Cap Growth Fund                 1.00%

                  Strategic Value Fund                  1.25%

                  REIT Fund                             1.25%



                                      B-1